AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS

OF SOLAR MASTERS, LLC.

This AGREEMENT FOR SALE AND PURCHASE OF BUSINESS ASSETS (this Agreement), dated as of August 13, 2008, is between Solar Masters, LLC (the “Seller”), a California Limited Liability Company, William P. Kaufman, (a Selling Member), Chris Fischer, (a Selling Member), and Solar Masters Inc.(the “Buyer”), a Nevada corporation wholly owned by Probe Manufacturing, Inc.

RECITALS

A.

The Seller operates a distributor of solar powered products throughout North America.    The Seller’s principal place of business is 10935 Hillside Road, Alta Loma, CA  91737. The Seller owns the solar-masters.com website, contract rights and miscellaneous assets used in connection with the operation of its business.

B.

The Buyer desires to acquire substantially all the assets used or useful, or intended to be used, in the operation of the Seller’s business, and the Seller desires to sell such assets to the Buyer.

C.

The Selling Members are the sole Members of the Seller.

AGREEMENT

The parties agree as follows:

SECTION 1.

ASSETS PURCHASED; LIABILITIES ASSUMED

1.1

Assets Purchased. The Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller, on the terms and conditions set forth in this Agreement, the following assets (the Assets):

 (a)

All the products and Seller’s rights under Contracts listed on Schedule 1;

 (b)

The Seller’s name and goodwill; and

 (c)

All inventory.

1.2

Liabilities Assumed.

 None

SECTION 2.

EXCLUDED ASSETS

2.1

Excluded Assets.  There are no excluded assets from this sale and purchase.

SECTION 3.

ALLOCATION OF PURCHASE PRICE

The Purchase Price will be allocated among the Assets as follows:

Consideration Given
Probe to issue 250,000 shares of its stock valued at .40	$100,000.00
Probe to assume $80,000 Liability for contents of container Payable To Solarmaster Malaysia	$77,280.35
Probe to pay to Solarmaster USA	$2,719.65

Total Consideration	$180,000.00

Asset Purchase Allocation
Inventory in Container	$90,637.50
Inventory at Solar Master	$8,000.00
Total Tangible Assets	$98,637.50

Allocated to Goodwill	$81,362.50

*For all tangible and goodwill property pursuant to this Agreement, and the Buyer and the Seller will be bound by that allocation in reporting the transactions contemplated by this Agreement to any governmental authority (including without limitation the Internal Revenue Service).

SECTION 4.

PURCHASE PRICE

4.1

Purchase Price. The purchase price for the Assets (the Purchase Price) will be:

(a)

$2,719.65 for all Assets, including, but not limited to:  customer list; in-house inventory; company name and website, including domain name; exclusivity rights for North America

(b)

$77,280.35 for inventory currently in a container located in Lake Forest, CA  payable directly to Solar Masters SDN.BHD, the manufacturer/supplier; and

(c)

As further consideration, Buyer agrees to compensate Seller royalty payments as follows:

1.

250,000 shares of Probe common stock valued at $.40 each, and a royalty on gross revenue of 5% for the balance of 2008.

2.

Additional royalty payments of 7% for 2009, 6% for 2010 and 5% for 2011, provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If these conditions are not met, the royalty shall decrease to 5%.

3.

Additional shares of Probe common stock of 100,000 in 2009; 100,000 in 2010; and 50,000 in 2011 provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If the gross revenue number is not met, then the stock that was to be issued will become an option to purchase the shares that would have been issuable if the gross revenue target had been met.  The exercise price of the options will be $0.40.

4.

Additional royalty payment of 5% for 2012, provided that Probe has gross revenue of a minimum of $1 million, and product cost of $10 USD or less for the “barricade light”.  If these conditions are not met, the royalty shall decrease to 1%.

5.

The “barricade light” pricing is to be $10.00 USD and may adjust periodically based on standard industry pricing variations.  This will apply in all sections of this Agreement that refer to the $10.00 USD cost for the barricade light.

6.

Gross Revenue for purposes of calculating all royalty payments is based upon Revenue specifically generated from products acquired pursuant to this Agreement.

SECTION 5.

PAYMENT OF PURCHASE PRICE

The price for the Assets will be paid at the Closing.  The Buyer will pay, by cashier’s check, certified check, or wire transfer to the account specified by the Seller, the sum of $2,719.65.

SECTION 6.

ADJUSTMENTS

The operation of the Seller’s business and related income and expenses up to the close of business on the day before the Closing will be for the account of the Seller and thereafter for the account of the Buyer. Expenses will be prorated between the Seller and the Buyer as of the close of business on the Closing.

SECTION 7.

OTHER AGREEMENTS

At the Closing, the parties will execute the following additional agreement (the Related Agreement):

(a)

Noncompetition Agreement between the Buyer, the Seller, and the Selling Member, substantially in the form attached as Exhibit A..

SECTION 8.

SELLER’S AND SELLING MEMBER’S REPRESENTATIONS AND WARRANTIES

8.1

Corporate Existence. The Seller is a limited liability company duly organized and legally existing under the laws of the state of California. The Seller has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate the Assets and to carry on its business as now conducted.

8.2

Authorization. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which the Seller or the Selling Member are a party have been duly authorized by the Seller or the Selling Member, as the case may be. This Agreement and the Related Agreements, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of the Seller or the Selling Member, as the case may be, enforceable against the Seller or the Selling Member,  in accordance with their respective terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. The execution and delivery by the Seller and the Selling Member of this Agreement and the Related Agreements to which the Seller or the Selling Member is a party, and the fulfillment of and compliance with the respective terms hereof and thereof by the Seller or the Selling Member, do not and will not (a) conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any Contract, (b) result in the creation of any lien, security interest, charge, or encumbrance on the Assets, (c) result in a violation of the charter or bylaws of the Seller or any law, statute, rule, or regulation to which the Seller is subject, or any order, judgment, or decree to which the Seller is subject, or (d) require any authorization, consent, approval, exemption, or other action by or notice to any court or administrative or governmental body.

8.3

Brokers and Finders. Neither the Seller nor the Selling Member have employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

8.4

Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement and the Related Agreements by the Seller and the Selling Member, and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

8.5

Contracts. Schedule 1 contains a complete and accurate list of each contract, agreement, instrument, lease, and commitment (including license agreements) to which the Seller is a party. The Seller has delivered a copy of each Contract to the Buyer.

(a)

The Seller is not in default under any Contract, nor, to the Seller’s and the Selling Member’s best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a default or event of default by the Seller under any Contract.

(b)

No power of attorney or similar authorization given by the Seller is presently in effect or outstanding. No Contract limits the freedom of the Seller to compete in any line of business or with any person.

(c)

Each of the Contracts is valid, binding, and enforceable by the Seller in accordance with its terms and is in full force and effect.  All other parties to the Contracts have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the transaction contemplated by this Agreement without requiring modification of the Seller’s rights or obligations under any Contract.

(d)

The Seller is not aware of any default by any other party to any Contract or of any event that (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of the Seller and the Selling Member’s, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties.

(e)

To the Seller’s knowledge, no Contract will result in any loss to the Seller on the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

8.6

Litigation. There are no actions, suits, proceedings, orders, investigations, or claims pending or, to the best of the Seller’s and the Selling Member’s knowledge, threatened against the Seller or its property, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality; the Seller is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Seller’s and the Selling Member’s knowledge, any governmental investigations or inquiries; and, to the best knowledge of the Seller and the Selling Member’s, there is no basis for any of the foregoing.

8.7

Compliance with Laws. To the best of the Seller’s and the Selling Member’s knowledge, (a) the Seller has at all relevant times conducted its business in compliance with its articles of incorporation and bylaws, and is in compliance with all applicable laws and regulations, and (b) the Seller is not in violation of any applicable laws or regulations, other than violations that singly or in the aggregate do not and, with the passage of time, will not have a Material Adverse Effect. The Seller is not subject to any outstanding order, writ, injunction, or decree, and the Seller has not been charged with, or threatened with a charge of, a violation of any provision of federal, state, or local law or regulation.

8.8

Tangible Assets.  All inventory, all inventory in the container located in Lake Forest, CA and any and all other assets.

8.8.1

Personal Property. Schedule 1 contains a complete and accurate list of all the tangible personal property owned by the Seller (the Tangible Personal Property). The Assets include all the assets, properties, and rights owned or used by the Seller in its business.

8.8.2

Intellectual Property. Schedule 1 contains a complete and accurate list of the Seller’s trademarks, trade names, copyrights, technology and domain names used in the Business (the Intellectual Property). The Seller owns all its Intellectual Property free and clear of all liens, claims, and encumbrances. To the Seller’s knowledge, the Seller’s use of its Intellectual Property does not create any conflict with or infringe on any rights of any other person and no claims of conflict or infringement have been asserted against the Seller. Schedule 1 also describes all agreements, licenses, permits, and other instruments under which the Seller has acquired or been granted or sold or granted a right to use any Intellectual Property, together with a brief description of such Intellectual Property.

8.9

Title to and Condition of Assets.

8.9.1

The Seller owns (and at Closing the Buyer will acquire) all the Assets free and clear of all mortgages, pledges, security interests, options, claims, charges, or other encumbrances or restrictions of any kind.

8.9.2

The Seller has (and at Closing the Buyer will acquire) good and marketable title to the Assets.

8.9.3

There are no defects or liabilities affecting any of the Tangible Personal Property that might detract from the value of the property or assets, interfere with any present or intended use of any of the property or assets, or affect the marketability of the property or assets, in each case, other than those that will not have a Material Adverse Effect.

8.10

Undisclosed Liabilities. The Seller does not have any liability or obligation (whether absolute, accrued, contingent, or other, and whether due or to become due) that is not accrued, reserved against, or disclosed.

8.11

Accuracy of Representations and Warranties. None of the representations or warranties of the Seller or the Selling Member’s contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading.

SECTION 9.

REPRESENTATIONS OF BUYER

The Buyer represents and warrants to the Seller and the Selling Member’s as follows:

9.1

Corporate Existence. The Buyer is a company duly organized and legally existing under the laws of the state of Nevada. The Buyer has all requisite power and authority to enter into this Agreement and the Related Agreements and to perform its obligations under them.

9.2

Authorization. The execution, delivery, and performance of this Agreement and the related agreements have been duly authorized and approved by the board of directors of the Buyer. This Agreement and the Related Agreements constitute valid and binding agreements of the Buyer, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, or similar laws affecting the enforcement of creditors’ rights or by the application of general principles of equity.

9.3

Brokers and Finders. The Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder’s fee, or other like payment.

9.4

No Conflict with Other Instruments or Agreements. The execution, delivery, and performance by the Buyer of this Agreement and the Related Agreements will not result in a breach or violation of, or constitute a default under, the Buyer’s Articles of Incorporation or Bylaws or any material agreement to which the Buyer is a party or by which the Buyer is bound.

9.5

Governmental Authorities. The Buyer is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with the execution and delivery by the Buyer of this Agreement and the Related Agreements and the consummation of the purchase and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by the Buyer in connection with the Buyer’s execution, delivery, and performance of this Agreement and the Related Agreements and the consummation of the purchase of the Assets.

9.6

Accuracy of Representations and Warranties. None of the representations or warranties of the Buyer contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

SECTION 10.

COVENANTS OF SELLER AND SELLING MEMBER

10.1

Seller’s Operation of Business Before Closing. The Seller and the Selling Member agree that between the date of this Agreement and the Closing, the Seller will:

(a)

Continue to operate the business that is the subject of this Agreement in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve its business organization and to preserve the continued operation of its business with its customers, suppliers, and others having business relations with the Seller;

(b)

Not assign, sell, lease, or otherwise transfer or dispose of any of the Assets used in the performance of its business, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation;

(c)

Maintain all the Assets in their present condition, reasonable wear and tear and ordinary usage excepted, and maintain the inventory at levels normally maintained; and

(d)

Notify the Buyer promptly in the event of any material change in the Assets or the Seller’s business before Closing.

10.2

Change of Name. At the Closing, the Seller will take all action necessary or appropriate to permit the Buyer to legally commence using the Seller’s name as of the day after Closing.

10.3

Change of Domain ownership.  At the closing upon the disbursal of the payment set forth in Section 5, seller shall execute all documents required for the change in ownership of the domain name solar-master.com.

10.4

Conditions and Best Efforts. The Seller and the Selling Member’s will use their best efforts to effectuate the transactions contemplated by this Agreement and the Related Agreements and to fulfill all the conditions of their obligations under this Agreement and the Related Agreements, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and the Related Agreements.

10.5

No Negotiations with Others. Except as otherwise permitted by this Agreement, or with the Buyer’s prior written consent, the Seller and the Selling Member’s will refrain, and will cause the Seller’s officers, directors, and employees and any investment banker, lawyer, accountant, or other agent retained by the Seller or the Selling Member’s to refrain, from initiating or soliciting any inquiries or making any proposals with respect to, or engaging in negotiations concerning, or providing any confidential information or data to, or having any discussions with any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, the Seller. The Seller and the Selling Member’s will immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to any of the foregoing.

10.6

Press Releases. No press releases, other public announcements, or notices to customers concerning the transactions contemplated by this Agreement will be made by the Seller or the Selling Member’s without the Buyer’s prior written consent, which consent will not be unreasonably withheld; however, nothing in this section will prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which must in any such case be given to the other party or parties).

SECTION 11.

COVENANTS OF BUYER

11.1

Conditions and Best Efforts. The Buyer will use its best efforts to effectuate the transactions contemplated by this Agreement and the Related Agreements and to fulfill all the conditions of the Buyer’s obligations under this Agreement and the Related Agreements, and will do all acts and things as may be required to carry out the Buyer’s obligations and to consummate this Agreement and the Related Agreements.

11.2

Confidential Information. If for any reason the sale of Assets contemplated by this Agreement is not consummated, the Buyer will promptly return to the Seller and will not disclose to third parties any confidential information received from the Seller in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

11.3

Press Releases. Buyer plans to release a press releases, other public announcements, or notices to customers concerning the transactions contemplated by this Agreement.  Buyer will provide a copy of such releases to Seller.  Nothing in this section will prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which must in any such case be given to the other party or parties).

SECTION 12.

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

The obligation of the Buyer to purchase the Assets is subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or portion of which may be waived in writing by the Buyer:

12.1

Representations, Warranties, and Covenants of Seller and Selling Member. All representations and warranties made in this Agreement by the Seller and the Selling Member’s will be true in all material respects as of the Closing and neither the Seller nor the Selling Member’s will have violated or will have failed to perform in accordance with any covenant contained in this Agreement or the Related Agreements.

12.2

Licenses and Permits. The Buyer will have obtained all licenses and permits from public authorities necessary to authorize the ownership and operation of a business using the Assets.

12.3

Consents. The Seller will have obtained the third-party consents required under the terms of the Contracts to be assigned by it under this Agreement, and such consents will not have required any change to the terms and conditions of the Contracts other than changes consented to in writing by the Buyer.

12.4

No Suits or Actions. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain or prevent or questioning the validity of the transactions contemplated by this Agreement or the Related Agreements.

12.5

Material Adverse Change. From the date of this Agreement to the Closing, the Seller will not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its business prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent, or otherwise), or operations.

SECTION 13.

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND SELLING MEMBER’S

The obligations of the Seller and the Selling Member’s to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the fulfillment, before or at the Closing, of each of the following conditions, any one or a portion of which may be waived in writing by the Seller:

13.1

Representation, Warranties, and Covenants of Buyer. All representations and warranties made in this Agreement by the Buyer will be true in all material respects as of the Closing, and the Buyer will have neither violated nor failed to perform in accordance with any covenant contained in this Agreement or the Related Agreements.

13.2

No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain or prevent questioning the validity of the transactions contemplated by this Agreement or the Related Agreements.

SECTION 14.

RISK OF LOSS

The risk of loss, damage, or destruction to any of the Assets will be the Seller’s responsibility before the Closing. In the event of such loss, damage, or destruction, the Seller, to the extent reasonable, will replace the lost property or will repair or cause to repair the damaged property to its condition before the damage. If replacement, repairs, or restorations are not completed before the Closing, then the purchase price will be adjusted by an amount agreed on by the Buyer and the Seller that will be required to complete the replacement, repair, or restoration after the Closing. If the Buyer and the Seller are unable to agree, then the Buyer, at its sole option and notwithstanding any other provision of this Agreement, and on notice to the Seller, may rescind this Agreement and declare it to be of no further force and effect, in which event there will be no closing of this Agreement and all the terms and provisions of this Agreement will be deemed null and void.

SECTION 15.

INDEMNIFICATION AND SURVIVAL

15.1

Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement will be deemed to have waived any misrepresentation or breach of the representation or warranty if the party had knowledge of such breach before the Closing. The representations and warranties in this Agreement will terminate one (1) year after the Closing Date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potentially indemnifying party before such expiration date.

15.2

Seller’s and Selling Member’s Indemnification.

15.2.1

The Seller and the Selling Member’s hereby agrees to indemnify, defend, and hold the Buyer, its successors, and assigns harmless from and against any and all claims, liabilities, obligations, costs, and expenses, including reasonable attorney fees, (collectively, Damages) arising out of or related to:

(a)

Any breach or inaccuracy of any representation or warranty of the Seller or the Selling Member’s made in this Agreement or any Related Agreement;

(b)

Any failure by the Seller or the Selling Member’s to perform any covenant required to be performed by it pursuant to this Agreement or any Related Agreement; and

(c)

Any liability or obligation of the Seller or arising out of or in connection with the ownership, use, condition, maintenance, or operation of the Seller’s business or the Assets by the Seller or its shareholders on or before the Closing, in either case not expressly assumed by the Buyer in accordance with the terms of this Agreement.

15.2.2

If any claim is asserted against the Buyer that would give rise to a claim by the Buyer against the Seller or the Selling Member’s for indemnification under Section 15.2, then the Buyer will promptly give written notice to the Seller concerning such claim and the Seller and the Selling Member’s will, at no expense to the Buyer, defend the claim.

15.3

Buyer’s Indemnification. The Buyer agrees to defend, indemnify, and hold harmless the Seller and the Selling Member’s from and against all Damages arising out of or related to:

(a)

Any breach or inaccuracy of any representation or warranty of the Buyer made in this Agreement or any Related Document;

(b)

Any failure by the Buyer to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document; and

(c)

Any liability or obligation of the Seller to any third party expressly assumed by the Buyer in accordance with the terms of this Agreement.

15.4

Rights Not Exclusive. An indemnified party’s rights to indemnification under Section 15 are in addition to, and not in lieu of, any other rights to which the indemnified party may be entitled at law or in equity.

SECTION 16.

INTENTIONALLY LEFT BLANK.

SECTION 17.

CLOSING

17.1

Time and Place. This Agreement will be closed at the offices of Probe Manufacturing, Inc., on August 13, 2008, or at such other time as the parties may agree in writing (the Closing).

17.2

Obligations of Seller and Selling Member’s at Closing. At the Closing, the Seller and the Selling Member’s will deliver to Buyer the following:

(a)

Assignments and other instruments of transfer, in form and substance reasonably satisfactory to counsel for the Buyer, necessary to transfer and convey all of the Assets to the Buyer; and

(b)

The Noncompetition Agreement attached as Exhibit A.

17.3

Buyer’s Obligations at Closing. At the Closing, the Buyer will deliver to seller the following:

(a)

A cashier’s check, certified check, or wire transfer in the amount of $2,719.65; and

(b)

stock issuance of 250,000 shares of Probe stock.

SECTION 18.

DEFAULT

18.1

Remedies. If the Buyer fails to perform any of the terms, covenants, conditions, or obligations of this Agreement, time of payment and performance being of the essence, then the Seller, subject to the requirements of the notice provided in Section 17.2, may have any or all of the following remedies:

(a)

The right to exercise each and all of the remedies granted to the Seller by the California Uniform Commercial Code; and

(b)

The right to exercise any other remedy available to the Seller.

18.2

Notice of Default. The Buyer will not be deemed in default for failure to perform the terms, covenants, and conditions of this Agreement, other than failure to make payments on the Note, until notice of the default has been given to the Buyer and the Buyer has failed to remedy the default within 20 business days after the notice.

18.3

Cross-Default Provision. A default in this Agreement will constitute a default in the Related Agreements described in Section 7 and a default in any one or more of the Related Agreements described in Section 7 will constitute a default in this Agreement.

SECTION 19.

TERMINATION OF AGREEMENT

19.1

Right of Parties to Terminate.

19.1.1

This Agreement may be terminated by the Buyer if:

(a)

Any of the licenses, permits, or consents have been denied, not permitted to go into effect, or obtained on terms not reasonably satisfactory to the Buyer and all reasonable final appeals have been exhausted; or

(b)

The Seller breaches any of its obligations under this Agreement in any material respect.

19.1.2

This Agreement may be terminated by the Seller if:

(a)

Any of the consents required have not been obtained on terms satisfactory to the Seller; or

(b)

The Buyer breaches any of its obligations under this Agreement in any material respect.

19.1.3

This Agreement may be terminated by either the Seller or the Buyer, by written notice to the other party, if the Closing fails to occur on or before August 15, 2008; however, the right to terminate this Agreement under this Section 19.1.3 will not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

19.2

Effect of Termination. If the Buyer decides to terminate this Agreement pursuant to Section 19.1, such party will promptly give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

SECTION 20.

MISCELLANEOUS PROVISIONS

20.1

Binding Arbitration.  Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the County of Orange in the State of California, before an arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

20.2

Allocation of Fees and Costs. The arbitrator may, in the Award, allocate all or part of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

SOLAR MASTERS, LLC, a California Limited Liability Company

By:

/s/ William P. Kaufman

William P. Kaufman, its Selling Member

/s/ Chris Fischer

____________________________________

Chris Fischer, its Selling Member

SOLAR MASTERS Inc.,

 a Nevada Corporation

By:

/s/ Reza Zarif

Reza Zarif, CEO Probe Manufacturing, Inc.

CEO Solar Masters, Inc.

Attached documents:

Schedule 1 listing of contracts

Exhibit A Non-competition agreement

Page

SOLAR MASTERS, LLC

Agreement for Sale and Purchase of Business Assets